News Release

Contact: Paul Goodson, Associate Vice President of Investor Relations
866.475.0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2012 Results
Announces $75 Million Share Repurchase Authorization

SAN DIEGO (May 1, 2012) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced its results for the first quarter ended March 31, 2012.

Highlights for the first quarter ended March 31, 2012, are as follows:

•	Total student enrollment at period end was 94,863.

•	Revenue increased to $250.4 million from $229.4 million for the same period in 2011.

•
Operating income decreased to $52.4 million from $86.1 million for the same period in 2011. Operating income for the first quarter of 2012 reflects a $10.8 million expense accrued in connection with a pending legal settlement.

•	Net income was $33.0 million compared with net income of $53.9 million for the same period in 2011.

•
Fully diluted earnings per share was $0.59 compared with $0.92 for the same period in 2011. Fully diluted earnings per share for the first quarter of 2012 reflect a $0.12 per share expense accrued in connection with the pending legal settlement.

“We are pleased that our operating and financial results were in-line with our internal expectations for the quarter, and we are particularly pleased by the strong increase in student persistence at our universities,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education. “Increasing persistence reflects our success with the student support and quality initiatives we are implementing, which help assure the academic readiness of students and help provide students with an innovative, high quality learning experience that enriches their lives.”

Student Enrollment

Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, increased to 94,863 students at March 31, 2012, compared with 88,252 students at the end of the first quarter of 2011.

New student enrollments for the first quarter of 2012 at Bridgepoint Education's academic institutions were approximately 24,275 compared with combined new student enrollments of approximately 27,550 for the same period in 2011.

Financial Results

Revenue for the first quarter of 2012 was $250.4 million, compared with revenue of $229.4 million for the same period in 2011.

Operating income for the first quarter of 2012 was $52.4 million compared with operating income of $86.1 million for the same period in 2011. Operating income for the first quarter of 2012 reflects a $10.8 million expense accrued in connection with a pending legal settlement (the “Settlement Expense”). In April 2012, the Company entered into a settlement agreement with the plaintiffs of the three cases consolidated under Stevens v. Bridgepoint Education, Inc to settle the plaintiffs' claims. The settlement agreement remains subject to approval by the judge overseeing the consolidated cases.

Adjusted operating income for the first quarter of 2012, which excludes the Settlement Expense, was $63.2 million compared with $86.1 million for the same period of 2011. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Net income for the first quarter of 2012 was $33.0 million compared with net income of $53.9 million for the same period in 2011.

Adjusted net income for the first quarter of 2012, which excludes the net income effect of the Settlement Expense, was $39.8 million compared with $53.9 million for the same period of 2011. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Fully diluted earnings per share for the first quarter of 2012 was $0.59 compared with fully diluted earnings per share of $0.92 for the same period in 2011.

Adjusted EPS for the first quarter of 2012 was $0.71 compared with $0.92 for the same period of 2011. Adjusted EPS is defined to mean adjusted net income divided by the fully diluted weighted average shares outstanding for the applicable period. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

The Company's effective tax rate for the first quarter of 2012 was 37.7%.

Balance Sheet and Cash Flow

As of March 31, 2012, the Company had cash and total investments of $442.1 million, compared with $407.2 million as of December 31, 2011. The Company generated $40.4 million of cash from operating activities in the first quarter of 2012, compared with $81.5 million for the same period in 2011.

$75 Million Share Repurchase Authorization

The Company's Board of Directors has authorized the repurchase of up to $75.0 million of the Company's outstanding shares of common stock over the next 12 months. Under the share repurchase program, the Company may purchase shares from time to time in the open market, through block trades or otherwise.

The timing and extent of any repurchases will depend upon market conditions, the trading price of the Company's shares and other factors, and subject to the restrictions relating to volume, price and timing under applicable law. The share repurchase may be commenced or suspended at any time or from time to time by the Company.

Full-Year 2012 Outlook

Based on the Company's results in the first quarter of 2012, the Company has updated its full year 2012 net income and earnings per share guidance to reflect the Settlement Expense, and has reaffirmed its other 2012 guidance, as follows:

•	Total student enrollment is expected to be between 94,500 and 96,200 at December 31, 2012.

•	Revenue is expected to be between $1.01 billion and $1.03 billion.

•	Net income is expected to be between $131.5 million and $136.9 million.

•	Adjusted net income is expected to be between $138.2 million and $143.7 million.

•	Fully diluted earnings per share is expected to be between $2.33 and $2.43, based on an estimated fully diluted weighted average share count of 56.3 million for the year ending December 31, 2012.

•	Adjusted EPS is expected to be between $2.45 and $2.55, based on an estimated fully diluted weighted average share count of 56.3 million for the year ending December 31, 2012.

•	Bad debt as a percentage of revenues for 2012 is expected to be 6%.

•	Capital expenditures for 2012 are expected to be approximately 4% of revenue.

•	The Company's effective tax rate for 2012 is estimated to be 37.8%.

This guidance does not reflect the impact of any share repurchases the Company may complete during the remainder of 2012.

Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is (877) 874-1565 and for international callers is (719) 325-4810. The access code for all callers is 2849333. A live webcast will also be available on the Company's website at www.bridgepointeducation.com/investorrelations.

A replay of the call will be available via telephone through May 8, 2012. To access the replay, dial (888) 203-1112 in the United States / Canada and (719) 457-0820 outside the United States; then enter the access code 2849333.

About Non-GAAP Financial Measures

To supplement its consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted G&A, adjusted operating income, adjusted net income and adjusted EPS.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain expenses that may not be indicative of its recurring core business operating results and may help in comparing its current- period results with those of prior periods. Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of the Company's business.

The material limitations of these non-GAAP financial measures are as follows: adjusted G&A, adjusted operating income, adjusted net income and adjusted EPS are not recognized terms under GAAP and do not purport to be alternatives to general and administrative expenses, operating income, net income or fully diluted earnings per share, respectively, as indicators of operating performance or any other GAAP measures. Moreover, because not all companies use identical measures and calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. The Company compensates for these limitations by using non-GAAP financial measures in conjunction with traditional GAAP financial measures.

The following is a description of the non-GAAP financial measures referenced above:

•
Adjusted G&A. Adjusted G&A is defined as general and administrative expenses less the $10.8 million expense accrued in the first quarter of 2012 in connection with a pending legal settlement (the “Settlement Expense”). In April 2012, the Company entered into a settlement agreement with the plaintiffs of the three cases consolidated under Stevens v. Bridgepoint Education, Inc to settle the plaintiff's claims. The settlement agreement remains subject to approval by the judge overseeing the consolidated cases.

•	Adjusted operating income. Adjusted operating income is defined as operating income plus the Settlement Expense.

•	Adjusted net income. Adjusted net income is defined as net income plus the net income effect of the Settlement Expense.

•	Adjusted EPS. Adjusted EPS is defined to mean adjusted net income divided by the fully diluted weighted average shares outstanding for the applicable period.

These non-GAAP financial measures have been reconciled to the related GAAP financial measures as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission. See “Reconciliation of Non-GAAP Measures” below.

About Bridgepoint Education

Bridgepoint Education, Inc. (NYSE:BPI) improves the way individuals learn. By harnessing creativity, knowledge and proprietary technologies, such as Constellation, Thuze, and Waypoint Outcomes, Bridgepoint Education has re-engineered the modern student experience with innovative solutions that advance learning. Its accredited institutions - Ashford University and University of the Rockies - embody the contemporary college experience. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master's and doctoral degree programs. Both provide progressive online platforms, as well as traditional campuses located in Clinton, Iowa (Ashford University), and Colorado Springs, Colorado (University of the Rockies). For more information about Bridgepoint Education, call Paul Goodson, Associate Vice President of Investor Relations at (858) 848-3312.

Forward-Looking Statements

This news release contains forward-looking statements including, without limitation, the Company's 2012 outlook and related commentary. These statements involve risks and uncertainties, and the Company's actual performance may differ materially from those expressed in or suggested by such statements. Risks and uncertainties include, without limitation:

•
failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse regulatory or legislative changes affecting the Company's institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share and recruiting costs; and

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions.

More information on potential factors that could affect the Company's performance is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, to be filed with the SEC. Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$250,437	$229,432
Costs and expenses:
Instructional costs and services	68,475	55,809
Marketing and promotional	80,063	58,966
General and administrative	49,546	28,545
Total costs and expenses	198,084	143,320
Operating income	52,353	86,112
Other income, net	683	673
Income before income taxes	53,036	86,785
Income tax expense	19,995	32,866
Net income	$33,041	$53,919
Earnings per share:
Basic	$0.64	$1.02
Diluted	0.59	0.92
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	52,008	52,976
Diluted	56,203	58,583

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31, 2012	As of December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$162,148	$133,921
Restricted cash	25	25
Investments	164,562	153,779
Accounts receivable, net	92,853	62,156
Deferred income taxes	5,441	5,429
Prepaid expenses and other current assets	17,864	17,199
Total current assets	442,893	372,509
Property and equipment, net	92,082	89,667
Investments	115,431	119,507
Student loans receivable, net	12,065	9,255
Goodwill and intangibles, net	8,378	7,037
Deferred income taxes	10,805	11,200
Other long-term assets	2,517	4,461
Total assets	$684,171	$613,636
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,651	$8,961
Accrued liabilities	67,409	40,205
Deferred revenue and student deposits	189,169	185,446
Total current liabilities	261,229	234,612
Rent liability	19,741	16,595
Other long-term liabilities	8,980	8,781
Total liabilities	289,950	259,988
Total stockholders' equity	394,221	353,648
Total liabilities and stockholders' equity	$684,171	$613,636

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$33,041	$53,919
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	14,945	11,595
Depreciation and amortization	4,095	2,722
Amortization of premium/discount	1,754	587
Stock-based compensation	2,497	1,787
Excess tax benefit of option exercises	(3,588)	(3,737)
Loss on disposal of fixed assets	—	10
Changes in operating assets and liabilities:
Accounts receivable	(46,053)	(28,449)
Prepaid expenses and other current assets	(459)	2,070
Student loans receivable	(2,399)	(663)
Other long-term assets	1,944	38
Accounts payable and accrued liabilities	27,505	27,093
Deferred revenue and student deposits	3,723	12,909
Other liabilities	3,345	1,579
Net cash provided by operating activities	40,350	81,460
Cash flows from investing activities
Capital expenditures	(7,236)	(5,170)
Purchases of investments	(36,573)	(53,930)
Capitalized curriculum development costs	(1,638)	(529)
Sales and maturities of investments	28,923	10,000
Net cash used in investing activities	(16,524)	(49,629)
Cash flows from financing activities
Proceeds from the exercise of stock options	813	422
Excess tax benefit of option exercises	3,588	3,737
Proceeds from the exercise of warrants	—	19
Repurchase of common stock	—	(12,711)
Net cash provided by (used in) financing activities	4,401	(8,533)
Net increase in cash and cash equivalents	28,227	23,298
Cash and cash equivalents at beginning of period	133,921	188,518
Cash and cash equivalents at end of period	$162,148	$211,816

BRIDGEPOINT EDUCATION, INC.
Reconciliation of Non-GAAP Measures - Historical
(In thousands, except per share amounts)
(Unaudited)

Three Months Ended March 31, 2012
General and administrative expenses	$49,546
Adjustment for settlement expense	10,800
Adjusted general and administrative expenses	$38,746

Three Months Ended March 31, 2012
Operating income	$52,353
Adjustment for settlement expense	10,800
Adjusted operating income	$63,153

Three Months Ended March 31, 2012
Net income	$33,041
Adjustment for settlement expense	6,729
Adjusted net income	$39,770

Three Months Ended March 31, 2012
Fully diluted earnings per share	$0.59
Adjustment for settlement expense	0.12
Adjusted fully diluted earnings per share	$0.71

BRIDGEPOINT EDUCATION, INC.
Reconciliation of Non-GAAP Measures - Forward Looking
(In thousands, except per share amounts)
(Unaudited)

2012 Outlook:	GAAP			Settlement Expense Adjustment	Adjusted

Net income	$131,480	-	$136,940	$6,729	$138,209	-	$143,669

Fully diluted earnings per share	$2.33	-	$2.43	$0.12	$2.45	-	$2.55